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                                                                    EXHIBIT 99.1


                                  FORM OF PROXY

                                      PROXY
                             SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                            FREEDOM BANCSHARES, INC.
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 19, 2001

The undersigned appoints Valerie Hurst, Terri Kittle and Nancy Righman, and each of them as proxies, each with power to appoint her substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the Common Stock, par value $1.00 per share, of Freedom Bancshares, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 315 Crim Avenue, Belington, West Virginia 26250, on Tuesday, June 19, 2001, and at all adjournments thereof, as fully as the undersigned could if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2 OR 3 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.


      The Board of Directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

                            Freedom Bancshares, Inc.
                                 315 Crim Avenue
                         Belington, West Virginia 26250


             (Continued and to be dated and signed on reverse side)





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Please mark your votes [X] as in this example.

1. The proposal to consider and vote upon the approval of an amendment to Freedom's bylaws to allow Freedom shareholders to approve certain corporate transactions pursuant to section 2.08 of the bylaws, including mergers, by a majority of the shares of common stock entitled to vote, represented in person or by proxy, at a meeting of Freedom shareholders:

FOR                      AGAINST                      ABSTAIN

[   ]                    [   ]                        [   ]

2. The proposal to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of December 29, 2000, among Freedom, WesBanco, Inc., WesBanco Bank, Inc., and FBI Corporation, a subsidiary of WesBanco, Inc., pursuant to which Freedom will be merged with and into FBI
Corporation:

FOR                      AGAINST                      ABSTAIN

[   ]                    [   ]                        [   ]

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting:

FOR                      AGAINST                      ABSTAIN

[   ]                    [   ]                        [   ]


Signature(s) _______________________________ Dated _____________________, 2001

Signature(s) _______________________________ Dated _____________________, 2001

             Please sign exactly as your name appears on this Proxy.
    When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.